UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9171 Towne Centre Drive, Suite 270, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WEST\264378503.1 10/27/15

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2015, Hani Zeini tendered his resignation to the Board of Directors (the “Board”) of Neothetics, Inc. (the “Company”) and all committees thereof, effective October 30, 2015, in order to focus all of his time and efforts to his duties as Chief Executive Officer of Sientra, Inc.  Mr. Zeini’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.  Following Mr. Zeini’s resignation, the Board appointed Maxim Gorbachev to the Compensation Committee of the Board.  Following the appointment, the Compensation Committee will consist of Kim Kamdar (Chair), Martha Demski, and Maxim Gorbachev.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: October 30 2015	By:/s/ George W. Mahaffey

George W. Mahaffey

President and Chief Executive Officer